CONSENT AND FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Consent and First Amendment to Loan and Security Agreement (this "**Amendment**") is entered into this 28th day of January, 2016 by and among (a) **SILICON VALLEY BANK** ("**Bank**") and (b) (i) **CANCER GENETICS, INC.**, a Delaware corporation, whose address is 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070 ("**Parent**") and (ii) **GENTRIS, LLC**, a Delaware limited liability company, whose address is 133 Southcenter Court, Suite 400, Morrisville, North Carolina 27560 ("**Delaware Subsidiary**"; and together with Parent, individually and collectively, jointly and severally, "**Borrower**").

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 7, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the "**Loan Agreement**").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) revise a financial covenant, (ii) waive existing Events of Default, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Borrower acknowledges, confirms and agrees that no additional Credit Extensions shall be made under the Loan Agreement until the occurrence of the Equity Event. As used herein, "Equity Event" means confirmation by Bank that Borrower has received, on or after November 1, 2015, unrestricted and unencumbered net cash proceeds in an amount of at least Twenty Five Million Dollars ($25,000,000.00) from the issuance and sale by Borrower of its equity securities with investors acceptable to Bank.

2. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

3. Amendments to Loan Agreement.

3.1 Section 6.11 (Lockbox). The Loan Agreement shall be amended by deleting the last sentence of Section 6.11 thereof in its entirety.

UP

3.2 Section 6.13 (Transfer of Accounts). The Loan Agreement shall be amended by interesting the following new Section 6.13 to appear following Section 6.12:

> **6.13 Transfer of Accounts.** Borrower shall deliver to Bank, on or before December 31, 2015, evidence satisfactory to Bank in its sole but reasonable discretion that Borrower and its Subsidiaries have closed all of their accounts at other financial institutions (other than the CD Accounts and deposit accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such) and have transferred all balances therein to accounts with Bank and Bank's Affiliates. Any accounts not transferred to Bank on or prior to December 31, 2015, shall be subject to a Control Agreement in accordance with Section 6.6(b) hereof.

3.3 Section 8.2(a) (Covenant Default). Section 8.2(a) is amended in its entirety and replaced with the following:

> (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10, or 6.13, or violates any covenant in Section 7; or

3.4 Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

> **"Quick Assets"** is (a) for each testing period (other than the month ending October 31, 2015) Borrower's unrestricted cash and Cash Equivalents maintained with Bank plus net billed account receivables, determined according to GAAP, and (b) for the month ending October 31, 2015, Borrower's unrestricted cash and Cash Equivalents plus net billed account receivables, determined according to GAAP.

3.5 Schedule 1 to Compliance Certificate. Schedule 1 to the Compliance Certificate is amended in its entirety and replaced with the form of Schedule 1 attached as Exhibit A hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Waivers. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted Quick Ratio financial

LD

covenant set forth in Section 6.7(a) thereof as of the months ended May 31, 2015, June 30, 2015, July 31, 2015, August 31, 2015, September 30, 2015, and October 31, 2015 (the "**Existing Defaults**"). Bank's waiver of the Existing Defaults shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

6. Consent. Borrower has informed Bank that Borrower acquired certain assets of Response Genetics, Inc. pursuant to that certain Amended and Restated Asset Purchase Agreement (the "**Asset Purchase**"). Bank hereby consents to the Asset Purchase and agrees that the Asset Purchase shall not in and of itself constitute an Event of Default under Section 7.3 of the Loan Agreement; provided, however, that the Asset Purchase shall not otherwise result in an Event of Default under the Loan Agreement. The consent provided for herein is a one-time consent relating only to the Asset Purchase, and shall not be deemed to constitute an agreement by the Bank to any future consent or waiver of the terms and conditions of the Loan Agreement.

7. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

7.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

7.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

7.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

7.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of,

or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

7.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

8. **Ratification of Perfection Certificates.** Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the May 7, 2015 between Parent and Bank, and acknowledges, confirms and agrees the disclosures and information Parent provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 7, 2015 between Delaware Subsidiary and Bank, and acknowledges, confirms and agrees the disclosures and information Delaware Subsidiary provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

9. **No Defenses of Borrower.** Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. **Integration.** This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

11. **Counterparts.** This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. **Effectiveness.** This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment of Bank's legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

LA

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: [signature]
Name: THOMAS F. GORDON
Title: MANAGING DIRECTOR

BORROWER

CANCER GENETICS, INC.

By: [signature]
Name: Edward J. Sitar
Title: Chief Financial Officer

GENTRIS, LLC

By: [signature]
Name: Edward J. Sitar
Title: Chief Financial Officer

Exhibit A

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, computed with respect to the Borrower only, and not on a consolidated basis, either of the following milestones:

I. **Adjusted Quick Ratio** (Section 6.7(a)

Required: 1.50:1.00

Actual: ________

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank (except for the month ending October 31, 2015, for which Borrower shall list the aggregate value of the unrestricted cash and Cash Equivalents of Borrower)	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of obligations and liabilities of Borrower to Bank	$
E.	Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower's balance sheet, including all Indebtedness and not otherwise reflected in line D above, that mature within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G	Aggregate value of amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.	$
H.	Adjusted Quick Ratio (line D divided by (line F minus line G))	______

Is line H equal to or greater than 1.50:1:00?

_______ No, not in compliance

_______ Yes, in compliance

_______ N/A (in compliance with Fixed Charge Coverage Ratio)

II. **Fixed Charge Coverage Ratio** (Section 6.7(b))

Required: 1.25:1.00

Actual: ________

A.	Net Income of Borrower	$
B.	Interest Expense of Borrower	$
C.	To the extent included in the determination of Net Income:	$
	1. depreciation expense of Borrower	$
	2. amortization expense of Borrower	$
	3. income tax expense of Borrower	$
	4. The sum of lines 1 through 3	$
D.	EBITDA (line A plus line B plus line C(4))	$
E.	unfunded capital expenditures of Borrower	$
F.	increases in capitalized development costs of Borrower (if any)	$
G.	cash taxes of Borrower	$
H.	cash dividends of Borrower	$
I.	Adjusted EBITDA (line D minus lines E through H)	$
J.	Borrower's Fixed Charges:	
	1. scheduled principal payments on all outstanding Indebtedness of Borrower for the following three (3) months	$
	2. actual interest payments on all outstanding Indebtedness of Borrower for the three (3) months then-ended	$
	3. Sum of lines J(1) and J(2)	$
K	Fixed Charge Coverage Ratio (line I divided by line J(3))	________

Is line K equal to or greater than 1.25:1:00?

_______ No, not in compliance

_______ Yes, in compliance

_______ N/A (in compliance with Adjusted Quick Ratio)

1929059.2